    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 2001

                                                          Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                          ST ASSEMBLY TEST SERVICES LTD
             (Exact name of registrant as specified in its charter)

           REPUBLIC OF SINGAPORE                      NOT APPLICABLE
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)

                               5 YISHUN STREET 23
                                SINGAPORE 768442
          (Address of principal executive offices, including zip code)

                          -----------------------------

              ST ASSEMBLY TEST SERVICES LTD SHARE OPTION PLAN 1999
                            (Full title of the plan)

                                 B. DREW DAVIES
                         ST ASSEMBLY TEST SERVICES INC.
                              1450 MCCANDLESS DRIVE
                           MILPITAS, CALIFORNIA 95035
                     (Name and address of agent for service)

                                 (408) 941-1500
          (Telephone number, including area code, of agent for service)



                                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                                             PROPOSED          PROPOSED
                                             MAXIMUM            MAXIMUM             AMOUNT
TITLE OF SECURITIES       AMOUNT TO BE    OFFERING PRICE       AGGREGATE              OF
TO BE REGISTERED(1)      REGISTERED (2)    PER SHARE(3)    OFFERING PRICE(3)   REGISTRATION FEE(4)
-------------------      --------------   --------------   -----------------   -------------------
Ordinary Shares, par         50,000,000            $1.12         $56,000,000               $13,384
value S$0.25 per share
--------------------------------------------------------------------------------------------------

(1) The Ordinary Shares may be represented by the Registrant's American Depositary Shares, each of which represents ten Ordinary Shares. A separate Registration Statement on Form F-6 (Registration No. 333-94435) has been filed for the registration of American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares.

(2) This registration statement registers 50,000,000 additional Ordinary Shares available for issuance under the ST Assembly Test Services Ltd Share Option Plan 1999, as amended (the "Plan"). The Plan authorizes the issuance of a maximum of 150,000,000 Ordinary Shares of the Registrant. The offer and sale of 10,000,000 of the Ordinary Shares, which have been or may be issued upon exercise of options under the Plan, have previously been registered by the Registrant pursuant to a Registration Statement on Form S-8 (Registration No. 333-11402).

(3) For purposes of computing the registration fee only, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices ($11.24) of the Registrant's American Depositary Shares as calculated on December 10, 2001.

(4) This registration statement registers additional Ordinary Shares of the Registrant issuable pursuant to the same Plan for which the Registrant's prior Registration Statement on Form S-8 relating to the Plan (Registration No. 333-11402) is currently effective. Accordingly, pursuant to General Instruction E to Form S-8, the registration fee is being paid with respect to the additional Ordinary Shares only.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 registers 50,000,000 additional Ordinary Shares of the Registrant available for issuance under the ST Assembly Test Services Ltd Share Option Plan 1999, as amended (the "Plan"). The contents of the Registrant's prior Registration Statement on Form S-8 relating to the Plan (Registration No. 333-11402) are incorporated herein by reference pursuant to General Instruction E to Form S-8.


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents that the Registrant has filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

     (i) the description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-29103) filed with the Commission on January 24, 2000, including any subsequent amendment or report filed for the purpose of amending such description;

     (ii) the information with respect to the Ordinary Shares and American Depositary Shares set forth under the headings "Description of Share Capital", "Description of American Depositary Receipts" and "Taxation" in the Registrant's Registration Statement on Form F-1, as amended (Registration No. 333-93661);

     (iii) the Registrant's annual report on Form 20-F (File No. 333-93661) filed with the Commission on March 30, 2001; and

     (iv) the Registrant's reports on Form 6-K (File No. 333-93661) filed with the Commission on April 25, 2001, May 15, 2001, July 13, 2001, July 25, 2001, July 31, 2001, August 13, 2001, October 25, 2001 and
           November 13, 2001.

     All documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 8. EXHIBITS.

     See Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore on December 14, 2001.


                                        By: /s/ Tan Bock Seng
                                            ------------------------------------
                                            Tan Bock Seng
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 14, 2001. In addition, each of the undersigned hereby constitutes and appoints Tan Bock Seng, Chairman and Chief Executive Officer, Lim Ming Seong, Deputy Chairman, and Premod Paul Thomas, Director, jointly and severally, his attorneys-in-fact, each with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name and Signature                          Title
------------------                          -----
/s/ Tan Bock Seng                           Chairman and Chief Executive Officer
--------------------------------------
Tan Bock Seng


/s/ Lim Ming Seong                          Deputy Chairman
--------------------------------------
Lim Ming Seong


/s/ Steven Hugh Hamblin                     Director
--------------------------------------
Steven Hugh Hamblin


Name and Signature                          Title
------------------                          -----
/s/ Koh Beng Seng                           Director
--------------------------------------
Koh Beng Seng


/s/ Liow Voon Kheong                        Director
--------------------------------------
Liow Voon Kheong


/s/ Premod Paul Thomas                      Director
--------------------------------------
Premod Paul Thomas


/s/ Charles Richard Wofford                 Director
--------------------------------------
Charles Richard Wofford


/s/ Teng Cheong Kwee                        Director
--------------------------------------
Teng Cheong Kwee


/s/ William J. Meder                        Director
--------------------------------------
William J. Meder


/s/ Richard J. Agnich                       Director
--------------------------------------
Richard J. Agnich


/s/ Tan Lay Koon                            Chief Financial Officer
--------------------------------------
Tan Lay Koon


/s/ B. Drew Davies                          Authorized Representative in the
--------------------------------------      United States
B. Drew Davies

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
4              ST Assembly Test Services LTD Share Option Plan 1999, as amended.

5              Opinion of Allen & Gledhill as to the validity of the Ordinary
               Shares.

23.1           Consent of KPMG.

23.2 Consent of Allen & Gledhill (included in its opinion filed as Exhibit 5).

24             Powers of attorney (included on signature page).